EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the quarterly report of Cimetrix, Incorporated (the “Company”) on Form 10-Q for the quarter ended June 30, 2005, Dennis P. Gauger hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)           The quarterly report fully complies with the requirements of Section 13(a) or of the Securities Exchange Act of 1934; and

(2)           The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2005

/s/ Dennis P. Gauger
Dennis P. Gauger
Chief Financial Officer
(Principal Financial and Accounting Officer)